EXHIBIT 24


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Chrysler Financial Corporation hereby severally constitutes and appoints
D. M. Cantwell, Robert A. Link, Byron C. Babbish and T. P. Dykstra, or any one or more of them, to be his agents, proxies and attorneys-in-fact, to sign and execute in his name, place and stead and on his behalf, and to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Form 10-K Annual Report of Chrysler Financial Corporation for the fiscal year ended December 31, 1993, and any and all amendments to such Annual Report that may be necessary or desirable, hereby approving, ratifying and confirming all that the aforesaid agents, proxies and attorneys-in-fact do, or that any one of them does, on his behalf pursuant to this Power.


     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 4th day of February, 1994.



/s/W. S. Bishop                    /s/W. J. O'Brien III
   ----------------------             ----------------------
   W. S. Bishop                       W. J. O'Brien III



/s/D. M. Cantwell                  /s/T. P. Capo
   ----------------------             ----------------------
   D. M. Cantwell                     T. P. Capo



/s/R. J. Eaton                     /s/J. E. Farrell
   ----------------------             ----------------------
   R. J. Eaton                        J. E. Farrell



/s/R. A. Lutz                      /s/J. P. Tierney
   ----------------------             ----------------------
   R. A. Lutz                         J. P. Tierney



                    /s/G. C. Valade
                       ----------------------
                       G. C. Valade